UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 8, 2021
Date of Report (date of earliest event reported)
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TransEnterix, Inc.
(Exact name of Registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	0-19437 (Commission File Number)	11-2962080 (I.R.S. Employer Identification Number)

635 Davis Drive, Suite 300
Morrisville, North Carolina 27560
(Address of principal executive offices)

919-765-8400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	TRXC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2021, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of TransEnterix, Inc. (the “Company”) approved the 2020 incentive bonus, retention bonuses and compensation changes for 2021 for the executive officers of the Company. Such approved compensation for Anthony Fernando, the Company’s President and Chief Executive Officer, was recommended to, and approved by, the independent directors of the full Board.

As will be described in more detail in the Company’s proxy materials for its 2021 Annual Meeting of Stockholders to be held later this year, the 2020 bonus was based on achievement of the pre-established corporate goals at a 64% achievement rate. The CEO’s base salary was not adjusted for 2021, the base salary for the Chief Financial Officer was increased in accordance with his employment offer letter in August 2020. The 2021 equity awards, consist of a one-third mix each of stock options, time-based restricted stock units (with a three-year vesting schedule) and performance-based restricted stock units (with a three-year vesting that occurs only upon achievement of a designated corporate performance goal).

In addition, the Committee and the independent members of the Board approved one-time discretionary retention bonuses consisting of cash and RSUs with a one-year cliff vesting period for the CEO and CFO as set forth below. The executive officers filed the required Form 4 reports related to the equity awards granted.

These annual and one-time awards were made after careful consideration of the extraordinary efforts of the executive officers, particularly Mr. Fernando, in leading the Company through the challenges of 2020 and 2021 to date, achieving success in the reaching the pre-established corporate goals at a 64% level of achievement despite such challenges, and maintaining the Company’s focus on its strategic goals while securing financing for the Company expected to extend its cash reach into 2024, and adapting to the impact of COVID-19 on the Company’s business and strategic focus. The Committee also considered the executive officers’ compensation as compared to the peer company executive compensation data for the Company’s peer group of companies in making these awards. Following these awards the executive officers collectively hold shares and equity awards equal to approximately 2.0% of outstanding shares.

2021 Equity Grants to Executive Officers

Executive Officer	Stock Options	RSUs	PRSUs
Anthony Fernando, President and Chief Executive Officer	868,161	702,256	702,256
Shameze Rampertab, EVP and Chief Financial Officer	73,078	59,112	59,112

2021 Discretionary Retention Bonus

Executive Officer	RSUs	Cash
Anthony Fernando, President and Chief Executive Officer	295,900	$500,000
Shameze Rampertab, EVP and Chief Financial Officer	59,200	$50,000

Forward-Looking Statements

This Current Report on Form 8-K includes statements relating the anticipated cash reach of the Company. These statements and other statements regarding our future plans and goals constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control and which may cause results to differ materially from expectations and include market and other conditions, and whether it will be successfully completed, For a discussion of the risks and uncertainties associated with our business, please review our filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the origination date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSENTERIX, INC.

Date: February 12, 2021	/s/ Shameze Rampertab
Shameze Rampertab
Executive Vice President and Chief Financial Officer